                                                                    EXHIBIT 10.8

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                            OMNIBUS AMENDMENT NO. 2
                          DATED AS OF JANUARY 18, 2000
                                  BY AND AMONG
                               OLSTEN CORPORATION
                      OLSTEN HEALTH SERVICES HOLDING CORP.
                         GENTIVA HEALTH SERVICES, INC.
                                   ADECCO SA
                                      AND
                        STAFFING ACQUISITION CORPORATION

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                            OMNIBUS AMENDMENT NO. 2

    OMNIBUS AMENDMENT NO. 2 (this "Omnibus Amendment") dated as of January 18, 2000, by and among Olsten Corporation, a Delaware corporation ("Olsten"), Olsten Health Services Holding Corp., a Delaware corporation ("OHS Holding Corp."), Gentiva Health Services, Inc., a Delaware corporation ("Gentiva"), Adecco SA, a societe anonyme organized under the laws of Switzerland ("Adecco"), and Staffing Acquisition Corporation, a Delaware corporation ("Merger Sub") to each of the Separation Agreement dated as of August 17, 1999, by and among Olsten, Aaronco Corp., a Delaware corporation ("OHS") and Adecco (the "Separation Agreement"); the Agreement and Plan of Merger dated as of August 17, 1999 by and among Adecco, Merger Sub and Olsten (the "Merger Agreement"), the Employee Benefits Allocation Agreement dated as of August 17, 1999, by and between Olsten and OHS (the "Employee Benefits Allocation Agreement"); and the Tax Sharing Agreement dated as of August 17, 1999, by and among Olsten, OHS and Adecco (the "Tax Sharing Agreement" and, collectively with the Merger Agreement, the Separation Agreement and the Employee Benefits Allocation Agreement, as certain of the agreements were previously amended by Omnibus Amendment No. 1 dated as of October 7, 1999, the "Agreements"). Capitalized terms not otherwise defined in this Omnibus Amendment have the meanings specified in the Separation Agreement.

                              W I T N E S S E T H

    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1  ASSIGNMENT TO GENTIVA.

    1.1 OHS Holding Corp. hereby transfers, conveys, assigns and delivers to Gentiva all of OHS Holding Corp.'s rights and interests in the Agreements.

    1.2 Gentiva hereby irrevocably and unconditionally assumes, and undertakes to pay, honor, discharge and perform when due or cause to be paid, honored, discharged or performed when due, all of the debts, liabilities, obligations, commitments and responsibilities of any nature of OHS Holding Corp. pursuant to the Agreements.

    1.3 Any and all references to OHS Holding Corp. or OHS in the Agreements shall, from and after the date hereof, be deemed to be references to Gentiva and, therefore, shall no longer be references to OHS Holding Corp. or OHS, as the case may be.

    2 AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement is hereby amended as follows:

    2.1 The sixth recital (beginning "Whereas, the Board of Directors of Adecco . . .") is amended by deleting the language in clause (ii) that reads: "the increase in the size of the Board of Directors of Adecco and the election of new directors as contemplated by Section 5.13" and substituting therefor the following: "the election of Stuart Olsten to the Board of Directors of Adecco".

    2.2 Section 2.01(a) is amended by:

    2.2.1 Deleting clause (x) in its entirety and substituting the following:
"(x) .25 of a validly issued, fully paid and nonassessable share (the "Split-Off Consideration") of common stock of OHS (the "OHS Common Stock")"; and

    2.2.2 Changing the date of the Deposit Agreement to December 8, 1999.

    2.3 Section 2.01(d) is amended by deleting the last paragraph in its entirety and substituting the following:

    "The 'Cash Election Number' shall be equal to (i) 50% of the number of shares of Olsten Common Stock outstanding as of immediately prior to the Effective Time (excluding from outstanding for purposes of the calculation the number of shares of Olsten Common Stock, if any, owned by Olsten as treasury stock or owned by Adecco, Merger Sub or any of their wholly-owned Subsidiaries or by any wholly-owned Subsidiary of Olsten), minus (ii) the number of shares of Olsten Common Stock represented by Dissenting Shares (as defined below)."

    2.4 Section 2.01(e) is amended by:

    2.4.1 Adding the following after the phrase "(i) a number of shares of Adecco ADSs equal to" in the first sentence of the first paragraph: "the product of (x) the Stock Consideration and (y)"; and

    2.4.2 Deleting the last paragraph in its entirety and substituting the following:

    "The 'Stock Election Number' shall be equal to 50% of the number of shares of Olsten Common Stock outstanding as of immediately prior to the Effective Time (excluding from outstanding for purposes of the calculation the number of shares of Olsten Common Stock, if any, owned by Olsten as treasury stock or owned by Adecco, Merger Sub or any of their wholly-owned subsidiaries or by any wholly-owned Subsidiary of Olsten)."

    2.5 Section 2.02(c) is amended by deleting the words "Effective Time" each time it appears and substituting therefor the following: "Olsten Special Meeting date".

    2.6 Section 2.04(a) is amended by deleting the language in the second sentence that reads: "At least one business day prior to the Effective Time," and substituting therefor the following: "Prior to the Effective Time,".

    2.7 Section 2.05(b) is amended by:

    2.7.1 inserting "and" between "Securities" and "Exchange Commission" in the penultimate sentence; and

    2.7.2 deleting the last sentence in its entirety and substituting the following:

    "If appropriate, the exercise price of the Olsten Options, as adjusted, shall be converted into CHF at the Federal Reserve's Noon Buying Rate for U.S. Dollars and CHF on the date on which the Effective Time occurs."

    2.8 Section 2.05(i) is amended by deleting the second sentence and substituting therefor the following:

    "Adecco shall take all action necessary to reserve for issuance or otherwise make available a sufficient number of Adecco ADSs for delivery to holders of Quantum Debt surrendering the instruments evidencing such Quantum Debt, if OHS shall have used all reasonable efforts to acquire Adecco ADSs (or Adecco common stock) to satisfy such obligations to the holder of Quantum Debt (provided that OHS shall not be required to pay more than fair market value therefor), and nevertheless shall have failed so to acquire such Adecco ADSs, upon the request of OHS and upon payment by OHS of the fair market value of such Adecco ADSs, shall provide such Adecco ADSs to OHS in satisfaction of such exchange obligation."

    2.9 Section 2.06 is amended by deleting in its entirety and substituting the following:

    "Section 2.06 FRACTIONAL SHARES. (a) Notwithstanding any other provision of this Agreement, each holder of shares of Olsten Common Stock who upon surrender of all of the Certificates of such holder would be entitled to receive a fraction of an Adecco ADS or Adecco Common Stock shall receive from the Exchange Agent, in lieu of such fractional share, cash payment representing such holder's proportionate interest in the proceeds from the sale by the Exchange Agent in one or more transactions of the number of Adecco ADSs (or shares of Adecco Common Stock represented by such Adecco ADSs) over the aggregate number of whole Adecco ADSs to be distributed to the holders of Olsten Common Stock pursuant to Section 2.04 hereof. The sale of such excess Adecco ADSs (or shares of Adecco Common Stock represented by such excess Adecco ADSs) by the Exchange Agent, as agent for the holders that would otherwise receive fractional shares, shall be executed in such amounts and manner as the Exchange Agent may, in its sole discretion, determine. Until the proceeds of such sale or sales have been distributed to the holders of Olsten Common Stock who would be otherwise entitled to receive fractional shares of Adecco ADS or Adecco Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders. Without duplication and unless the context otherwise clearly requires, all references in this Agreement to Adecco ADSs or Adecco Common Stock to be issued as Stock Consideration shall be deemed to include cash in lieu of fractional shares of Adecco ADSs or Adecco Common Stock, as applicable, payable pursuant to this Section 2.06.

        (b) Notwithstanding any other provision of this Agreement, each holder of shares of Olsten Common Stock who upon surrender of all of the Certificates of such holder would be entitled to receive fractional shares of OHS Common Stock shall receive, in lieu of such fractional shares, cash in an amount equal to such fraction multiplied by the Market Value of OHS Common Stock. "Market Value of OHS Common Stock" shall mean the last reported sale price of OHS Common Stock as reported on a national securities exchange or NASDAQ on the first full trading day following the Effective Time. Without duplication and unless the context otherwise clearly requires, all references in this Agreement to OHS Common Stock to be issued as Split-Off Consideration shall be deemed to include any cash in lieu of fractional shares of OHS Common Stock payable pursuant to this
    Section 2.06(b)."

    2.10 Section 2.07(a) is amended by adding to the penultimate sentence after the words "Closing Consideration" the following:

    "(with the holder being deemed to have made a Cash Election),"

    2.11 Section 5.08 is amended to add the following at the end:

    "provided that Adecco shall pay OHS for aggregate out-of-pocket expenses in the amount of $135,000 to implement the changes contemplated in the Contribution Agreement (as defined in the Separation Agreement)."

    2.12 A new Section 5.19 is hereby added immediately following Section 5.18 as follows:

    "Section 5.19 ADECCO LOAN.

        (a) DEFINITIONS.

    "Incurrence Date" means January 18, 2000 or such other business day as Adecco, Inc., Adecco and Olsten shall agree upon in writing.

    "Promissory Note" means the promissory note to be issued by Olsten to Adecco, Inc. on the Incurrence Date, substantially in the form attached hereto as Exhibit E, in the principal amount of $30 million.

    "Term Loan" means a term loan in the amount of $30 million that may be made by Adecco, Inc., a Delaware corporation, to Olsten, subject to the prior satisfaction of the conditions set forth in Section 5.19(c) hereof, on the Incurrence Date.

    (b)  LOAN COMMITMENT.  Subject to and upon the conditions set forth in
Section 5.19(c) hereof, Adecco agrees to cause Adecco, Inc. to make the Term Loan to Olsten on the Incurrence Date, which

Term Loan: (x) shall be incurred pursuant to a single drawing on the Incurrence Date and (y) shall be denominated in U.S. dollars. Once repaid, the Term Loan incurred hereunder may not be reborrowed.

    (c)  CONDITIONS.

    The obligations of Adecco and Adecco, Inc. to Olsten with respect to Adecco, Inc.'s commitment to make the Term Loan shall be subject to the satisfaction of the following conditions prior to the disbursement of funds:

        (i) No event shall have occurred and be continuing that would constitute a default, or with the passage of time or the giving of notice or both, would constitute a default under the Promissory Note or would entitle Adecco, Inc. to accelerate a balance due, if any, under the Promissory Note;

        (ii) On or prior to the Incurrence Date, Olsten shall have issued and delivered to Adecco, Inc., and Adecco, Inc. shall have received from Olsten, the Promissory Note;

        (iii) On or prior to the Incurrence Date, Olsten and OHS shall have entered into the Contribution Agreement;

        (iv) On the Incurrence Date, Adecco shall have received a certificate, dated the Incurrence Date and signed by each of the Chief Executive Officer and the Chief Financial Officer of Olsten, certifying the following:

           (1) Olsten has all requisite corporate or other power and authority to issue, execute, sell and deliver the Promissory Note and to perform its obligations thereunder;

           (2) The Promissory Note (x) has been duly and validly authorized by Olsten for issuance and delivery to Adecco, Inc. on the Incurrence Date,
       (y) has been duly executed and delivered by Olsten and (z) is the legal, valid and binding obligation of Olsten, enforceable against Olsten in accordance with its terms;

           (3) The issuance of the Promissory Note and the incurrence of the Term Loan will not (x) violate Olsten's charter or bylaws or other organizational documents, (y) result in the default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (z) violate any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree; and

           (4) The conditions set forth in Sections 5.19(c)(i)-(iii) hereof have been satisfied; and

        (v) Adecco shall have received copies of such documents and papers as it may reasonably request in connection with the Term Loan.

    2.13 Cross references to terms defined in Section 5.19 are added to
Section 11.01, and the Promissory Note which is Exhibit A to this Omnibus Amendment is added as Exhibit E to the Merger Agreement.

    2.14 Section 7.03 of the Merger Agreement will be amended to read as follows:

    "Section 7.03 MATERIAL ADVERSE EFFECT. No Olsten Material Adverse Effect shall have occurred since the date of this Agreement and be continuing; provided that this Section 7.03 shall cease to be a condition to the Closing from and after January 31, 2000."

    2.15 Section 8.03 of the Merger Agreement will be amended to read as follows:

    "Section 8.03 MATERIAL ADVERSE EFFECT. No Adecco Material Adverse Effect shall have occurred since the date of this Agreement and be continuing; provided that this Section 8.03 shall cease to be a condition to the Closing from and after January 31, 2000."

    2.16 Section 10.01(b) is amended by changing references to the date "March 31, 2000" to "May 31, 2000".

    3 AMENDMENTS TO SEPARATION AGREEMENT. The Separation Agreement is hereby amended as follows:

    3.1 Section 1.01 is amended by inserting in alphabetical order the following:

    "CONTRIBUTION AGREEMENT" means the Contribution and Sale Agreement dated as of January 18, 2000 by and among Olsten, Gentiva Health Services, Inc. and DNH Medical Management, Inc. in the form attached hereto as Exhibit C.

    "GENTIVA" means Gentiva Health Services, Inc., a Delaware corporation which has assumed the obligations of OHS under this Agreement.

    3.2 Section 2.02 is amended by deleting it in its entirety and substituting the following:

    "Section 2.02 CONSIDERATION FOR TRANSFERRED ASSETS. In full consideration for the Transferred OHS Assets and in accordance with the Contribution Agreement, (i) prior to the Effective Time, OHS shall issue to Olsten a number of shares of OHS Common Stock that, together with the shares of OHS Common Stock held by Olsten prior to that date, shall be sufficient to enable Olsten and OHS to perform their obligations under the Merger Agreement, and (ii) OHS shall assume the Assumed OHS Liabilities. In full consideration of the Transferred Olsten Assets, Olsten shall pay, perform and discharge the Olsten Liabilities."

    3.3 Section 2.03(a) is amended by deleting the language "simultaneously with the transfer of Assets pursuant to Section 2.01,".

    3.4 Section 2.05(b)(v) is amended to read in its entirety as follows:

    "(v) The outstanding OHS Common Stock, and the OHS Common Stock to be issued pursuant to Section 2.02, has been duly authorized and is, or when issued will be, validly issued, fully paid, nonassessable, and free of preemptive rights. The Series A Cumulative Non-Voting Redeemable Preferred Stock of Gentiva to be issued pursuant to the Contribution Agreement has been duly authorized and when issued will be validly issued, fully paid, nonassessable, and free of preemptive rights."

    3.5 Section 2.08 is amended by:

    3.5.1 Deleting all references to "Closing Date" in clause (a) and substituting therefor "True-Up Date";

    3.5.2 Deleting clause (b) in its entirety; and

    3.5.3 Adding the following as a new clause (d):

    "(d) Without limiting the foregoing, prior to the Effective Time, Olsten and Gentiva shall enter into and each shall fully perform its respective obligations under the Contribution Agreement."

    3.6 Section 2.09 is amended by:

    3.6.1 Deleting clause (c)(ii) in its entirety and substituting the following:

    "(ii) less than $750 million, then the New Intercompany Account shall reflect a payable by Olsten to OHS equal to the amount of such shortfall (the "True-Up Amount")":

    3.6.2 Deleting clause (d) in its entirety and substituting the following:

    "No later than the close of business on the business day following the Effective Time, the Closing Intercompany Balance shall be settled by OHS or Olsten, as the case may be, delivering to the other a cash payment in an amount equal to the amount owing by such party to the other, if any, plus applicable accrued and unpaid interest. At the Effective Time, the True-Up Intercompany Balance shall be contributed to the capital of OHS."

    3.6.3 Adding the following as a new clause (f):

    "(f) Olsten represents that, at the close of business on the True-Up Date, the consolidated indebtedness and cash of Olsten and the Retained Subsidiaries were $741 million and $30 million, respectively. Olsten represents that at the close of business on the True-Up Date Net Debt was $721 million and the True-Up Amount was $29 million. To the extent that Olsten or any Retained Subsidiary shall after the True-Up Date advance funds to or on behalf of, or otherwise, actually or contingently, become a creditor of, OHS or any of the Health Subsidiaries (collectively, an "Advance"), such Advance shall be reflected in the New Intercompany Account as a payable in the amount of such Advance by Olsten to OHS. For purposes of determining the balance at any time of the new Intercompany Account, which earns interest, all receivables and payables shall be netted. If after making an Advance, the aggregate amount of Advances after the True-Up Date would exceed the True-Up Amount, such Advance may be made only in the ordinary course of business; PROVIDED, HOWEVER, that an Advance may be made only with the prior written consent of Adecco if, after making such Advance, the aggregate amount of Advances after the True-Up Date would exceed the True-Up Amount by $50 million or more. If the aggregate amount of Advances made after the True-Up Date exceeds the True-Up Amount, the amount of such excess Advances shall bear interest based on the average daily balance of Advances at the rate which The Chase Manhattan Bank announces from time to time as its prime lending rate."

    3.64 Adding the following as a new clause (g):

    "(g) The True-Up Amount shall bear interest from the True-Up Date to the earlier of (i) the Effective Time and (ii) the date that Advances made after the True-Up Date exceed the True-Up Amount, at 6% per annum on the average daily balance on the excess of the True-Up amount over the Advances."

    3.7 A new Section 4.04(g) is hereby added immediately following
Section 4.04(f) as follows:

    "(g) For purposes of Article IV, the Shareholder Liabilities shall be treated as a Third-Party Claim as to which OHS has elected to assume the defense. The attorneys representing the defendants in the lawsuits identified in the definition of Shareholder Liabilities set forth in
    Section 1.01 shall be treated as attorneys employed by OHS and deemed satisfactory to Olsten."

    3.8 Section 7.02 is amended to read in its entirety as follows:

    "Section 7.02. AMENDMENT. Neither this Agreement, nor any agreement attached as an Exhibit when executed, may be amended except by an instrument in writing signed on behalf of Olsten, OHS, and Adecco."

    3.9 Section 7.04 is amended by adding the following as the last sentence:

    "The foregoing notwithstanding Adecco shall pay OHS for aggregate out-of-pocket expenses in the amount of $135,000 to implement the changes contemplated by the Contribution Agreement."

    3.10 Schedule 1 shall be amended to include Olsten Healthcare Holding Corp. as a Health Subsidiary.

    3.11 Exhibit C shall be added to the Separation Agreement, which shall be the form of Contribution Agreement attached as Exhibit B to this Omnibus Amendment.

    4 AMENDMENTS TO TAX SHARING AGREEMENT. The Tax Sharing Agreement attached hereto as Exhibit C is substituted for the Tax Sharing Agreement.

    5  CONDITIONS TO EFFECTIVENESS.

    This Omnibus Amendment shall become effective as of the date when, and only when, (a) Adecco and Olsten shall have received counterparts of this Omnibus Amendment and the Contribution Agreement executed by the other parties hereto and thereto, (b) Adecco shall have received the Promissory Note, executed by Olsten and (c) Olsten shall have received the proceeds from the Term Loan.

    6  MISCELLANEOUS.

    6.1 Any and all references to the Agreements shall refer to the Agreements as amended by this Omnibus Amendment.

    6.2 The execution, delivery and/or effectiveness of this Omnibus Amendment shall not, except as expressly provided herein, amend, revise, add to or modify any provision of the Agreements or operate as a waiver of any right, power or remedy of any party under any of the Agreements, nor constitute a waiver of any provision of any of the Agreements.

    6.3 This Omnibus Amendment shall be governed by and construed in accordance with, the laws of the State of Delaware without giving effect to any provision thereof relating to conflicts of law.

    6.4 This Omnibus Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Omnibus Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Omnibus Amendment.

    IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                       OLSTEN CORPORATION

                                                       By: /s/ Edward A. Blechschmidt
                                                       ----------------------------------------------
                                                       Name: Edward A. Blechschmidt
                                                       Title:  President and Chief Executive Officer

                                                       GENTIVA HEALTH SERVICES, INC.

                                                       By: /s/ Edward A. Blechschmidt
                                                       ----------------------------------------------
                                                       Name: Edward A. Blechschmidt
                                                       Title:  President and Chief Executive Officer

                                                       ADECCO SA

                                                       By: /s/ John P. Bowmer
                                                       ----------------------------------------------
                                                       Name: John P. Bowmer
                                                       Title:  Chief Executive Officer

                                                       By: /s/ Felix A. Weber
                                                       ----------------------------------------------
                                                       Name: Felix A. Weber
                                                       Title:  Chief Financial Officer

                                                       OLSTEN HEALTH SERVICES HOLDING CORP.

                                                       By: /s/ Edward A. Blechschmidt
                                                       ----------------------------------------------
                                                       Name: Edward A. Blechschmidt
                                                       Title:  President and Chief Executive Officer

                                                       STAFFING ACQUISITION CORPORATION

                                                       By: /s/ John P. Bowmer
                                                       ----------------------------------------------
                                                       Name: John P. Bowmer
                                                       Title:  Chief Executive Officer

                                                       By: /s/ Felix A. Weber
                                                       ----------------------------------------------
                                                       Name: Felix A. Weber
                                                       Title:  Chief Financial Officer

                                                                    EXHIBIT A TO
                                                         OMNIBUS AMENDMENT NO. 2

                           [FORM OF PROMISSORY NOTE]

    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW.

U.S. $30,000,000.00                                      Dated: January 18, 2000

    1  PRINCIPAL.

    FOR VALUE RECEIVED, the undersigned, OLSTEN CORPORATION., a Delaware corporation (the "MAKER"), HEREBY PROMISES TO PAY to ADECCO, INC., a Delaware corporation (the "HOLDER"), the aggregate principal sum of thirty million U.S. dollars (U.S. $30,000,000.00) (the "PRINCIPAL"), plus interest on the unpaid Principal from January 18, 2000 (the "INTEREST") at the Prime Rate (as defined) per annum (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed), upon the terms and subject to the conditions provided for in this Note.

    2  PAYMENTS.

    2.1  PAYMENT OF INTEREST.  The Maker shall pay Interest quarterly on
March 31, June 30 and September 30 and December 31 of each year (each an "INTEREST PAYMENT DATE"), commencing on June 30, 2000. Interest on this Note shall accrue from the most recent date to which Interest has been paid or, if no interest has been paid, from January 18, 2000. The Company shall pay interest on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect.

    2.2 PRINCIPAL; FINAL MATURITY. All unpaid principal and accrued and unpaid Interest under this Note shall be due and payable in full on the earlier of
(i) the Effective Time (as defined) and (ii) 90 days after the Notice Date (as defined) (such earlier date, the "MATURITY DATE").

    2.3 PAYMENT DATE. Any payments called for in Sections 2.1 and 2.2 or otherwise under this Note shall be made on the respective days designated or, if not a business day, the first business day thereafter. As used herein, "BUSINESS DAY" means a day other than a Saturday, Sunday or a day on which banks are authorized to close in New York City.

    2.4 ACCELERATION. In the event of (i) any default in payment of Interest due hereunder which default remains uncured for ten (10) days after written notice thereof from the Holder to the Maker, (ii) any default in payment of the principal when the same becomes due and payable at the Maturity Date, (iii) any failure by any party to the Contribution and Sale Agreement (as defined) to observe or perform in any material respect any covenant, representation, or other agreement in the Contribution and Sale Agreement, (iv) any failure by the Maker or any of its subsidiaries parties to the Separation Agreement (as defined) to observe or perform in any material respect any covenant, representation, or other agreement in the Separation Agreement or the Merger Agreement, (v) a default under any instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (as defined) or any guarantee of Indebtedness by the Maker or any of its Subsidiaries (as defined), whether such Indebtedness exists on the date of the issuance of this Note, or is created after the date of the issuance of this Note, which default results or, with the passage of time or the giving of notice or both, may result in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been or may be so accelerated, aggregates $5,000,000 or more, (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Maker or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such undischarged judgments exceeds $1,000,000 of more,

(vii) the Maker or any of its Subsidiaries (a) commences a voluntary case,
(b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is not paying its debts as they become due, in each case, pursuant to or within the meaning of Bankruptcy Law (as defined), (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains unstayed and in effect for 30 consecutive days, that (a) is for relief against the Maker or any of its Subsidiaries in an involuntary case, (b) appoints a custodian of the Maker or any of its Subsidiaries or for all or substantially all of the property of the Maker or any of its Subsidiaries or (c) orders the liquidation of the Maker or any of its Subsidiaries, or (ix) the Maker fails to comply with any of the provisions of Section 6 hereof, the Holder may, at his sole discretion, declare this Note in default and, in such event, all sums of accrued but unpaid Interest and principal shall be accelerated and be immediately due and payable. Upon a default, Interest shall continue to accrue at the rate provided for herein on all sums of accrued but unpaid Interest, together with unpaid principal, until all such sums are paid.

    2.5  ORDERING OF PAYMENTS.  All payments hereunder shall be credited
(i) first to the payment of costs and expenses to the extent provided for under
Section 5, (2) second to the accrued but unpaid Interest, and (3) third to the Principal.

    3  MANNER OF PAYMENT.

    3.1 Each payment under this Note shall be payable to the Holder in lawful currency of the United States of America and sent to the following address:

               Attention: Mark Eaton
               Adecco, Inc.
               100 Redwood Shores Parkway
               Redwood City, CA 94065

or to such address as the Holder shall notify the Maker; PROVIDED, that, such change of address notice is made in accordance with Section 9 and is received by the Maker not less than five (5) business days prior to the scheduled date of a payment.

    3.2 Notwithstanding the provisions of Section 3.1, in the event the Holder provides the Maker with wire transfer instruction not less than five
(5) business days prior to the scheduled date of payment, the Maker shall be required to make such payment to the Holder by wire transfer of immediately available funds.

    4  PREPAYMENT.

    At any time or from time to time the Maker may prepay all or any portion of the principal amount of this Note, together with Interest accrued but unpaid, without penalty or premium, with prior written notice to the Holder, which notice shall specify the date and amount of such prepayment (the "PREPAYMENT NOTICE"). The Prepayment Notice shall set forth a proposed prepayment date which shall be not less than five (5) nor more than thirty (30) days after the date of the Prepayment Notice. A Prepayment Notice shall create an obligation of the Maker to pay the amount specified on the date specified in such Prepayment Notice. The Maker may prepay with or without prior notice all or any portion of accrued Interest at any time without premium or penalty, from time to time.

    Any prepayment permitted pursuant to this Note shall be made as provided in
Section 3. Immediately upon any prepayment of this Note as set forth above, the Holder shall surrender this Note to the Maker for (i) cancellation in the case of full prepayment or (ii) appropriate notation on, or replacement of, the Note in the case of a partial prepayment. If the Note is not surrendered upon prepayment in full of this Promissory Note, such notation shall be made in the books and records of the Maker.

    5  COST INCURRED BY HOLDER.

    If any default occurs in any payment due under this Note, the Maker shall pay all reasonable costs and expenses, including attorneys' fees, incurred by the Holder in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced.

    6  WRITTEN CONSENT.

    The Maker shall not, and shall not permit any of its Subsidiaries, to incur any (i) Attributable Debt in respect of any sale and lease back transaction,
(ii) Hedging Obligations or (iii) Capital Lease Obligations, in each case, without the prior written consent of the Holder.

    7  SEVERABILITY.

    In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

    8  CERTAIN DEFINITIONS.

    In this Note:

    "ATTRIBUTABLE DEBT" shall mean, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

    "BANKRUPTCY LAW" shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

    "BUSINESS DAY" shall have the meaning set forth in Section 2.3.

    "CAPITAL LEASE OBLIGATIONS" shall mean, at any time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CONTRIBUTION AND SALE AGREEMENT" shall mean that certain Contribution and Sale Agreement, dated as of January 18, 2000, by and among the Maker, Gentiva Health Services, Inc., a Delaware corporation, and DNH Medical
Management, Inc., a California corporation doing business as The Camden Group, as such agreement may be amended from time to time.

    "EFFECTIVE TIME" shall have the meaning assigned to it in the Merger Agreement.

    "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

    "HEDGING OBLIGATIONS" shall mean, with respect to any specified Person, the obligations of such Person under (i) interest or currency swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

    "HOLDER" shall have the meaning set forth in Section 1.

    "INDEBTEDNESS" shall mean, with respect to any specified Person, any indebtedness of such Person, whether of not contingent, in respect of
(i) borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) banker's acceptances, (iv) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, (v) indebtedness described in clauses
(i)-(iv) of this definition of any other person secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and (vi) guarantee by the specified Person of any indebtedness described in clauses (i)-(v) of this definition of any other Person.

    "INTEREST" shall have the meaning set forth in Section 1.

    "INTEREST PAYMENT DATE" shall have the meaning set forth in Section 2.1.

    "MAKER" shall have the meaning set forth in Section 1.

    "MATURITY DATE" shall have the meaning set forth in Section 2.2.

    "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger, dated August 17, 1999, by and among the Maker, Adecco SA, a societe anonyme organized in Switzerland, and Staffing Acquisition Corporation, a Delaware corporation, as amended from time to time.

    "NOTICE DATE" shall mean the first date on which any notice of termination or abandonment is delivered by any party or parties to the Merger Agreement pursuant to Article X of the Merger Agreement.

    "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PREPAYMENT NOTICE" shall have the meaning set forth in Section 4.

    "PRIME RATE" shall mean the rate which The Chase Manhattan Bank announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.

    "PRINCIPAL" shall have the meaning set forth in Section 1.

    "SEPARATION AGREEMENT" shall mean that certain Separation Agreement, dated August 17, 1999, by and among the Maker, Adecco SA and Aaronco Corp, a Delaware corporation, as amended from time to time.

    "SUBSIDIARY" shall mean, with respect to any specified Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, mangers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    9  NOTICES.

    Other than as the Maker and the Holder may otherwise agree in writing, notices sent by the Maker or the Holder hereunder shall be made in writing as follows:

    If to the Maker, to:

       Olsten Corporation
       175 Broad Hollow Road
       Melville, New York 11747

       Attention: Edward A. Blechschmidt
       Telephone: (516) 844-7220
       Telecopy: (516) 844-7335

       With a copy to:

       Cahill Gordon & Reindel
       80 Pine Street
       New York, New York 10005

       Attention: Kenneth W. Orce, Esq.
       Telephone: (212) 701-3000
       Telecopy: (212) 269-5420

    If to the Holder, to:

       Adecco, Inc.
       100 Redwood Shores Parkway
       Redwood City, CA 94065
       Attention: Mark Eaton
       Telephone: (650) 610-1000
       Telecopy: (650) 413-4480

    With a copy to:

       Latham & Watkins
       633 West Fifth Street, Suite 4000
       Los Angeles, California 90071

       Attention: Thomas W. Dobson, Esq.
       Telephone: (213) 485-1234
       Telecopy: (213) 891-8763.

    10  HEADINGS.

    Headings used in this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

    11  GOVERNING LAW.

    THIS NOTE IS AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

    12  TRANSFERABILITY.

    This Note shall be binding upon and shall inure to the benefit of the Holder and the Maker and their respective heirs and permitted successors and assigns, if any.

    13  WAIVER OF PRESENTMENT, ETC.

    Except as otherwise provided herein, presentment, demand, protest, notice of dishonor and all other notices are hereby expressly waived by the Maker.

    14  USURY.

    Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable. If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Note.

    15  WAIVER.

    No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of the Maker or the Holder, and then only to the extent specifically set forth therein. None of the provisions of this Note and none of the Holder's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the Holder's acceptance of any past due installments or by indulgence granted by the Holder to the Maker.

                            (Signature page follows)

    IN WITNESS WHEREOF, this Promissory Note has been duly executed as of the first date set forth above.

                                                       OLSTEN CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                                    EXHIBIT B TO
                                                               OMNIBUS AMENDMENT

                   [FORM OF CONTRIBUTION AND SALE AGREEMENT]

    This Contribution and Sale Agreement, dated as of January 18, 2000 (the "Agreement"), is entered into by and among Olsten Corporation, a Delaware corporation ("Olsten"), Gentiva Health Services, Inc., a Delaware Corporation ("Gentiva") and DNH Medical Management, Inc., a California corporation doing business as The Camden Group ("Camden").

                                    RECITALS

    A. WHEREAS, Olsten and Adecco SA, ("Adecco") a societe anonyme organized in Switzerland, entered into an Agreement and Plan of Merger, dated August 17, 1999, as subsequently amended (the "Merger Agreement").

    B. WHEREAS, Olsten, Gentiva (formerly named Aaronco Corp.) and Adecco entered into a Separation Agreement, dated August 17, 1999, as subsequently amended (the "Separation Agreement").

    C. WHEREAS, Olsten owns 100 shares of common stock of Olsten Health Services Holding Corp. ("OHS"), a Delaware corporation, representing all of the shares of common stock of OHS issued and outstanding as of the date hereof.

    D. WHEREAS, the Merger Agreement and the Separation Agreement contemplate that the health service businesses of Olsten and it subsidiaries will be restructured and separated from the other business of Olsten and its subsidiaries and transferred to OHS prior to the issuance of all issued and outstanding common stock of OHS to Olsten's shareholders, and the parties hereto desire to specify in greater detail the manner in which this restructuring shall occur.

    E. WHEREAS, Olsten and Gentiva desire, on the terms and conditions set forth in this Agreement, to cause all of the shares of common stock of OHS owned by Olsten to be conveyed and transferred to Gentiva on the Contribution Date (as defined below) in exchange and consideration for (i) the issuance and conveyance on the Contribution Date of 100 shares of common stock of Gentiva representing, together with the shares of common stock of Gentiva then owned by Olsten, all of the shares of common stock of Gentiva issued and outstanding following such exchange and (ii) a cash payment of $1,000.00 to Olsten on the earlier of (a) a date agreed to in writing by each of Olsten and Adecco or (b) the date of the special meeting of the stockholders of Olsten to vote on the approval of, among other things, the Merger Agreement (such earlier date, the "Contribution Date").

    F. WHEREAS, Gentiva desires to retain Camden's services as a consultant in the future, pursuant to the terms of a consulting agreement, substantially in the form attached hereto as Exhibit A, to be entered into by and between Camden and Gentiva on the date hereof.

    G. WHEREAS, Camden and Gentiva have agreed that in partial payment for services to be provided in the future, Camden, on the Contribution Date, will purchase 100 shares of Series A Cumulative Non-Voting Redeemable Preferred Stock of Gentiva (the "Preferred Shares"), as authorized and designated pursuant to the Certificate of Designations of the Preferred Stock, to be filed on or prior to the Contribution Date with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Exhibit B, in consideration for
(i) services to be provided by Camden as a consultant to Gentiva after the Contribution Date and (ii) a cash payment of $1.00.

    H. WHEREAS, parties hereto desire, for other good and valid business and financial purposes, to effectuate the transactions described herein.

                                   AGREEMENT

    In consideration of the recitals and the mutual promises contained herein and in connection with the transactions described in the Merger Agreement, the parties agree as follows:

                                   ARTICLE I
                               EXCHANGE OF STOCK

1.1 REPRESENTATIONS AND WARRANTIES OF OLSTEN.

    (a) Olsten is the record and beneficial owner of 100 shares of common stock of OHS (the "OHS Shares"), representing all of the issued and outstanding shares of common stock of OHS, and has good and valid title to such shares, free and clear of any liens, encumbrances, claims, restrictions on transfer or security interests.

    (b) Olsten has the full right, capacity and power to transfer the OHS Shares to Gentiva in accordance with this Agreement, and upon such transfer, the OHS Shares will be fully paid and non assessable.

1.2 REPRESENTATIONS AND WARRANTIES OF GENTIVA.

    (a) The 100 shares of common stock of Gentiva (the "Gentiva Shares") to be issued on the Contribution Date to Olsten have been duly authorized and, when issued to Olsten in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

    (b) Upon issuance of Gentiva Shares to Olsten in accordance with the terms of this Agreement, the Gentiva Shares, together with the shares of common stock of Gentiva then owned by Olsten, shall represent all of the shares of common stock of Gentiva issued and outstanding.

1.3 EXCHANGE OF COMMON STOCK. Olsten hereby covenants to assign, transfer and convey to Gentiva on the Contribution Date all of its right, title and interest in the OHS Shares, which upon such issuance and conveyance, shall represent all of the common stock of OHS then issued and outstanding (the "Olsten Contribution"). As consideration therefor, Gentiva hereby covenants to (i) issue and convey to Olsten the Gentiva Shares, which upon such issuance and conveyance, shall represent, together with the shares of common stock of Gentiva then owned by Olsten, all of the common stock of Gentiva then issued and outstanding and (ii) make a cash payment of $1,000.00 to Olsten, in each case, concurrently with the Olsten Contribution.

1.4 COVENANTS OF GENTIVA. Gentiva hereby covenants that for a period of two years from the Effective Time (as such term is defined in the Merger Agreement), without the prior written consent of Olsten, which consent shall not be unreasonably withheld, it will not enter into any transaction, or permit OHS to enter into any transaction, which (a) would involve the liquidation or dissolution of Gentiva or OHS or (b) would have the effect of causing OHS to cease to be a wholly owned direct subsidiary of Gentiva, except for an arm's-length transfer or other disposition to an unrelated party.

                                   ARTICLE II
                   EXCHANGE OF PREFERRED SHARES FOR SERVICES

2.1 REPRESENTATION OF GENTIVA. The Preferred Shares have been duly authorized and, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2.2 REPRESENTATIONS OF CAMDEN.

    (a) Camden represents that it will purchase the Preferred Shares pursuant to this Agreement for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) that would be in violation of the securities laws of the United States of America or any state thereof or any other jurisdiction, without prejudice, however, to Camden's right at all times to sell or otherwise dispose of all or any part of the Preferred Shares pursuant to a registration statement under the Securities Act, or pursuant to an exemption from the registration requirements of the Securities Act, subject to paragraph (c) of this Section 2.2.

    (b) Camden further represents that it is knowledgeable, sophisticated and experienced in business and financial matters; that it fully understands the limitations on transfer respecting the Preferred Shares; that it is able to bear the economic risk of its investment in the Preferred Shares and is presently able to afford the complete loss of such investment; that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and that it has been afforded access to information about Gentiva and Gentiva's financial condition, results of operations, business, property, management and prospects sufficient to enable it to evaluate its investment in the Preferred Shares. Camden acknowledges that it has conducted its own analysis of Gentiva's financial condition and other foregoing factors and that it has not relied upon the analysis of any other person in determining to make an investment in the Preferred Shares.

    (c) Camden acknowledges that the Preferred Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or any other applicable securities laws, are being issued and sold in a transaction not requiring registration under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law or pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (d) of this Section 2.2.

    (d) Camden understands that the certificates representing the Preferred Shares to be issued pursuant to this Agreement will, so long as appropriate, bear the following legend:

        THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE PREFERRED SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

    (e) Camden acknowledges that Gentiva shall be entitled to make a notation on its records and give instructions to any transfer agent of the Preferred Shares in order to implement the restrictions on transfer set forth in this Agreement.

2.3 PURCHASE OF PREFERRED SHARES. Gentiva hereby covenants to issue to Camden on the Contribution Date, and Camden hereby covenants to purchase from Gentiva on the Contribution Date, the Preferred Shares in consideration for
    (i) services to be provided by Camden as a consultant to Gentiva after the Contribution Date and (ii) a cash payment of $1.00.

                                  ARTICLE III
                                 MISCELLANEOUS

3.1 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of Olsten, Gentiva and Camden and, prior to the Effective Time, Adecco.

3.2 WAIVER OF COMPLIANCE; CONSENTS. Rights under this Agreement may be waived only by a written agreement signed by Olsten, Gentiva and Camden and, prior to the Effective Time, Adecco. Any waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

3.3 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

3.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or sent by facsimile, telegram or telex, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; PROVIDED that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecommunicated, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

    If to Olsten prior to the Effective Time or to Gentiva prior to or after the Effective Time, to:

                    Olsten Corporation
                    175 Broad Hollow Road
                    Melville, New York 11747
                    Attention: Edward A. Blechschmidt
                    Telephone: (516) 844-7220
                    Telecopy: (516) 844-7335
                    With a copy to:

                    Cahill Gordon & Reindel
                    80 Pine Street
                    New York, New York 10005
                    Attention: Kenneth W. Orce, Esq.
                    Telephone: (212) 701-3000
                    Telecopy: (212) 269-5420

    If to Gentiva after the Effective Time, to:

                    Gentiva Health Services, Inc.
                    175 Broad Hollow Road
                    Melville, New York 11747
                    Attention: Edward A. Blechschmidt
                    Telephone: (516) 844-7220
                    Telecopy: (516) 844-7335

    If to Olsten after the Effective Time, to:

                    Adecco SA
                    1275 Cheserex
                    Switzerland
                    Attention: Felix A. Weber
                    Telephone: 011 41 21 321 6666
                    Telecopy: 011 41 21 321 6688

                    With a copy to:

                    Latham & Watkins
                    633 West Fifth Street, Suite 4000
                    Los Angeles, California 90071

                    Attention: Thomas W. Dobson, Esq.
                    Telephone: (213) 485-1234
                    Telecopy: (213) 891-8763

    If to Camden, to:

                    The Camden Group
                    100 North Sepulveda
                    Suite 600
                    El Segundo, California 90245

                    Attention: Steven T. Valentine
                    Telephone: (310) 320-3990
                    Telecopy: (310) 606-5811

                    With a copy to:

                    Pumilia & Adamec, LLP
                    131 North El Molino Avenue
                    Suite 120
                    Pasadena, California 91101

                    Attention: Richard B. Pumilia, Esq.
                    Telephone: (626) 584-9600
                    Telecopy: (626) 584-9699

3.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.

3.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto hereby agrees to service of process in any litigation arising out of or relating to this Agreement and the transactions contemplated hereby by certified mail, return receipt requested, postage prepaid to it at its address for notice specified in
    Section 3.4.

3.7 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect thereto. There are no representations, promises, warranties, covenants or undertakings by any party, other than those expressly set forth or referred to herein.

3.8 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing contained in this Agreement, expressed or implied, is intended to confer any benefits, rights or remedies upon any person or entity, other than Olsten, Gentiva, OHS and Camden and, prior to the Effective Time, Adecco.

3.9 FURTHER ASSURANCES AND CONSENTS. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable best efforts to (i) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; PROVIDED that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its business.

3.10 TITLES AND HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

3.11 SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations, warranties and agreements of the parties hereto contained in this Agreement shall survive the consummation of the transactions contemplated herein.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                       Olsten Corporation

                                                       ---------------------------------------------
                                                       By:
                                                       Title:

                                                       Gentiva Health Services, Inc..

                                                       ---------------------------------------------
                                                       By:
                                                       Title:

                                                       DNH Medical Management, Inc.,
                                                       d/b/a The Camden Group

                                                       ---------------------------------------------
                                                       By: Steven T. Valentine
                                                       Title:  President

                                                              EXHIBIT C TO
                                                              OMNIBUS AMENDMENT NO. 2

                        [FORM OF TAX SHARING AGREEMENT]

               [Attached as Exhibit B to the Separation Agreement
           (Exhibit 10.1 to the Olsten Proxy/Adecco Prospectus/Gentiva
                          Health Services Prospectus)]